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                                EXHIBIT 99-A(3)
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                     1990 STOCK OPTION/STOCK INCENTIVE PLAN
                    (as amended effective October 25, 1995)

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSES OF THE PLAN

     A. This 1990 Stock Option/Stock Incentive Plan (the "Plan") is intended to promote the interests of Genentech, Inc., a Delaware corporation (the "Company"), by providing a method whereby the Company may retain the services of persons now employed by or serving as consultants to it, secure and retain the services of persons capable of filling such positions and provide incentives for such persons to exert maximum efforts for the success of the Company or its parent or subsidiary corporations.

     B. For purposes of the Plan, the following definitions shall be in effect:

          CHANGE IN CONTROL: "Change in Control" shall have the meaning set forth in Article Two, III.C. hereof.

          CHANGE IN CONTROL PRICE: "Change in Control Price" shall have the meaning set forth in Article Two, II.C.4.b. hereof.

          CLOSING SELLING PRICE: The Closing Selling Price per share of Common Stock on any relevant date under the Plan shall be the closing selling price per share of Common Stock, if such Common Stock is reported on a national securities exchange or reported on the NASDAQ National Market System (or any successor system), for the trading day immediately preceding the date in question, as such price is published in the Wall Street Journal (or if such publication is not available, a comparable publication selected by the Committee).

          COMMON STOCK: The Common Stock issuable under the Plan shall be shares of the Company's common stock, par value $0.02 per share. From and after October 25, 1995, all references to "shares", "stock", or "common stock" shall be deemed to be references to shares of Callable Putable Common Stock, par value $0.02 per share (the "Special Common Stock"), of the Company.

          CONSULTANT: An individual shall be considered to be a Consultant for so long as such individual continues to render personal services to the Company or one or more of its parent or subsidiary corporations as an independent contractor.

          CORPORATE TRANSACTION: "Corporate Transaction" shall have the meaning set forth in Article Two, III.A. hereof.

          EMPLOYEE: An individual shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

          PARENT: A corporation shall be deemed to be a parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          SECTION 16(b) INSIDER: An individual shall be considered to be a
     Section 16(b) Insider on any relevant date under the Plan if such individual (A) is at the time an officer or director of the Company subject to the short-swing profit restrictions of the regulations promulgated under
     Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (B) unless Section 16 or regulations promulgated thereunder, are amended to provide otherwise, was such an officer or director at any time during the six month period immediately preceding the date in question and made any purchase or sale of Common Stock during such six-month period.
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          SERVICE: An individual shall be deemed to be in the Service of the
     Company for so long as such individual (i) renders service on a periodic basis to the Company or one or more of its parent or subsidiary corporations as an Employee or Consultant or (ii) is a member of the Company's Board of Directors (the "Board").

          SUBSIDIARY: A corporation shall be deemed to be a subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of nonstatutory option grants under Article Two and stock incentive grants under Article Three and all Corporate Transaction provisions of the Plan, the term "subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

     C. Neither stock option grants nor stock bonus issuances made to any individual under the Plan shall in any way affect, limit or restrict such individuals eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any parent or subsidiary corporation.

     D. Except for the special option grant to be made pursuant to the provisions of Section VII of Article Two below, and the grant of options to be made pursuant to the automatic grant program set forth in Article Three below, non-Employee Board members shall not be eligible to receive any option grants or stock issuances under this Plan or any other stock plan of the Company or any parent or subsidiary corporation.

II. ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall be comprised of not less than three (3) Board members, none of whom shall be eligible to participate in this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company or its parent or subsidiary corporations, except to the extent such member becomes entitled to the special option grant to be made pursuant to the automatic grant provisions of Section VII of Article Two below or to option grants made pursuant to the automatic grant provisions of Article Three below. The Board may from time to time appoint members to the Committee in substitution for (or in addition to) members previously appointed, and the Board shall have the authority to fill any and all vacancies on the Committee, however caused.

     B. Discretionary option grants to Board members who are Employees shall be either (i) made by the Committee whose membership shall, at the time of any such grant, be limited to three or more disinterested persons within the meaning of paragraph (c)(2) of Rule 16b-3 of the Securities and Exchange Commission (or any successor rule), as such term is interpreted from time to time or (ii) subject to the following terms and conditions:

          (i) The exercise price per share shall not be less than one hundred percent (100%) of the Closing Selling Price per share of Common Stock on the date of the option grant.

          (ii) The Committee shall have complete discretion in determining the number of shares of Common Stock for which options may be granted to such Employee-members of the Board; provided, however, that no such Employee-member of the Board may acquire more than 200,000 shares of Common Stock (subject to adjustment under Section V.C of this Article One) in the aggregate pursuant to stock option grants under Article Two and Common Stock issuances under Article Four.

          (iii) Any stock option granted to such an Employee-member of the Board shall not become exercisable in whole or in part during the one-year period following the grant date, except in the event of the optionee's death or disability or in the event of either a stockholder-approved Corporate Transaction or a Change in Control (as such terms are defined in Section III of Article Two). Following the expiration of the applicable waiting period, the option shall become exercisable at such time or times as the Committee shall specify in the instrument evidencing the grant.

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          (iv) No stock option granted to such an Employee-member of the Board while the Committee is not comprised of disinterested individuals will include any tandem, concurrent or limited stock appreciation rights under
     Section II of Article Two or any tax withholding rights under Section I of Article Five, except to the extent one or more of such rights may be added to such stock option following the date the Committee members first qualify as disinterested individuals under Rule 16b-3.

          (v) Unless the members of the Committee qualify as disinterested individuals under Rule 16b-3 prior to December 31, 1999, no further stock option grants shall be made to any Employee member of the Board from and after such date.

     C. The Committee, whether or not comprised of disinterested persons, shall at all times have the authority to make discretionary option grants under the Plan to eligible Employees who are not members of the Board.

     D. Subject to the express provisions of the Plan, the committee shall have plenary authority:

          (i) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan; and

          (ii) to change the terms and conditions of any outstanding discretionary option grant or unvested stock issuance, provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the Plan or the outstanding grant or stock issuance.

     E. Determinations of the Committee on all matters relating to the Plan and any discretionary option grants or stock issuances made hereunder shall be final, binding and conclusive on all persons having any interest in the Plan or any options granted or shares issued under the Plan.

III. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into three separate components: the Regular Option Grant Program specified in Article Two, the Automatic Grant Program specified in Article Three and the Stock Incentive Program specified in Article Four. Under the Regular Option Grant Program, eligible Employees and Consultants may be granted options to purchase shares of Common Stock at an exercise price equal to not less than 50% of the Closing Selling Price per share on the grant date, and a special option grant is to be made in accordance with Section VII of Article Two. Under the Automatic Grant Program, non-Employee Board members shall automatically be granted options to purchase shares of Common Stock at an exercise price of 100% of the Closing Selling Price per share of Common Stock on the date of grant, provided, however, that options granted under the Automatic Grant Program in 1990 shall have an exercise price per share equal to the Closing Selling Price on the date thirty (30) days after (i) the effective date of the Merger (defined in Article Six) or (ii) the termination date of the Merger Agreement (defined in Article Six), as applicable.

     B. Under the Stock Incentive Program, eligible Employees and Consultants may be awarded shares of Common Stock as a reward for past services or as an incentive to the performance of future services. Such shares may be issued as fully-vested shares or as shares vesting over time.

     C. The provisions of Articles One, Five and Six of the Plan shall apply to the Regular Option Grant Program, the Automatic Option Grant Program and the Stock Incentive Program and shall accordingly govern the interests of all individuals in the Plan.

IV. ELIGIBILITY FOR OPTION GRANTS AND STOCK ISSUANCES

     A. The individuals eligible to receive option grants ("Optionees") and/or stock incentives ("Recipients") pursuant to the Plan shall be limited to (i) those Employees and Consultants selected by the Committee and (ii) those non-Employee Board members who are entitled to option grants pursuant to the Automatic Option Grant Program of Article Three.

     B. Except for the special option grant to be made pursuant to the provisions of Section VII of Article Two below, and the automatic option grants to be made pursuant to Article Three below, non-Employee

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Board members shall not be eligible to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Company or its parent or subsidiary corporations.

V. STOCK SUBJECT TO THE PLAN

     A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan, whether through exercised options or direct stock issuances shall not exceed 11,500,000 shares (subject to adjustment from time to time in accordance with paragraphs C. and D. below).

     B. Should an option granted under this Plan expire or terminate for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions of the Regular Option Grant Program), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under this Plan. Shares subject to stock appreciation rights exercised in accordance with the Stock Appreciation Right provisions of Article Two and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent issuance, whether through option grants, stock appreciation rights or direct issuances, under this Plan.

     C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Committee to (i) the aggregate number and/or class of shares issuable under this Plan, the maximum number and/or class of shares purchasable per Employee-director pursuant to the applicable limitation of Section II.B of this Article One and the number and/or class of shares for which the special option grant is to be made pursuant to the automatic grant provisions of Section VII of Article Two and for which the automatic option grants are to be made pursuant to the provisions of Article Three, to reflect the effect of such change upon the Company's capital structure, (ii) the number and/or class of shares and the exercise price per share of the stock subject to each outstanding option in order to preclude the dilution or enlargement of benefits thereunder and (iii) the number and/or class of shares and the exercise price per share in effect under each outstanding stock appreciation right in order to preclude the dilution or enlargement of benefits thereunder. All adjustments made by the Committee pursuant to this paragraph C. shall be final, binding and conclusive.

     D. Subject to the special priority provisions of Article Six of the Plan, in the event that (i) the Company is the surviving entity in any Corporate Transaction that does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share subject to each option, provided the aggregate exercise price of such option shall remain the same. In addition, the aggregate number and/or class of shares issuable under this Plan shall be appropriately adjusted to reflect the effect of such Corporate Transaction upon the Company's capital structure.

                                  ARTICLE TWO

                          REGULAR OPTION GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

     A. Except for the special option grant to be made pursuant to Section VII of this Article Two, the Committee shall have plenary authority (subject to the express provisions of the Plan) to determine which Employees and Consultants are to be granted options under this Regular Option Grant Program, the number

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of shares to be covered by each such option, the status of the granted option as either an incentive stock option ("Incentive Option") which meets the requirements of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or a non-statutory option not intended to meet such requirements, the time or times at which such option is to become exercisable, the time or times at which such option (or the Shares subject to such option) becomes vested (referred to herein as the "vesting schedule") and the term for which the option is to remain outstanding, up to a maximum term of twenty (20) years.

     B. The granted options shall be evidenced by instruments in such form as the Committee shall from time to time approve; provided, however, that each such instrument (other than the instrument evidencing the special grant to be made under Section VII of this Article Two) shall comply with and incorporate the terms and conditions specified below, except as such terms and conditions must be modified for Incentive Options as set forth below in Section IV of this Article Two.

  1. Exercise Price.

     a. The exercise price per share shall be fixed by the Committee, but in no event shall the exercise price per share be less than fifty percent (50%) of the Closing Selling Price per share of Common Stock on the date of the option grant.

     b. The exercise price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of this Article Two, be payable in one of the alternative forms specified below:

          (A) full payment in cash or check made payable to the Company's order; or

          (B) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the Closing Selling Price on the Exercise Date (as such term is defined below); or

          (C) full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the Closing Selling Price on the Exercise Date and cash or check.

     c. For purposes of subparagraph b. above, the Exercise Date shall be the first date on which there is delivered to the Company both (I) written notice of the exercise of the option and (II) payment of the exercise price for the purchased shares.

  2. Term and Exercise of Options.

     a. Each option granted under this Regular Option Grant Program shall be exercisable in one or more installments over the Optionee's period of Service as shall be determined by the Committee and set forth in the instrument evidencing such option; provided, however, that unless no longer required by SEC Rule 16b-3 issued under Section 16(b) of the 1934 Act, no such option granted to a Section 16(b) Insider shall become exercisable in whole or in part within the first six
(6) months after the grant date, except in the event of the Optionee's death or disability.

     b. Except for options granted to Section 16(b) Insiders, an option may be exercisable by the Optionee or, in the event the Optionee is permanently disabled (as such term is defined in Section 22(e) of the Code), by his or her spouse, and such option may be transferred by the Optionee to a trust for such Optionee's benefit or the benefit of an immediate family member or by will or the laws of descent or distribution. An option granted to a Section 16(b) Insider shall, during the lifetime of such Optionee, be exercisable only by that Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

     c. The Committee may, at its discretion, accelerate the vesting schedule of any outstanding option at any time.

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  3. Termination of Service.

     a. Should an Optionee cease to continue in Service for any reason (other than termination due to death or permanent disability) while the holder of one or more outstanding options under this Regular Option Grant Program, then such options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of three (3) months after the Optionee's cessation of Service. Each such option shall, during the applicable period following cessation of Service, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service; provided, however, that the Committee shall have the discretion to specify, either at the time the option is granted or at the time that the Optionee ceases Service, that vesting of such option may be extended for a period not to exceed three (3) years from the date of cessation of Service and that the applicable period set forth in clause (ii) may be increased to a period of up to five (5) years.

     b. Should an Optionee cease to continue in Service due to death or permanent disability while the holder of one or more outstanding options under this Regular Option Grant Program, then such options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of three (3) months after the Optionee's cessation of Service. Each such option shall, during the applicable period following cessation of Service, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service; provided, however, that the Committee shall have the discretion to specify, either at the time the option is granted or at the time that the Optionee ceases Service, that the vesting of such option may be accelerated or extended from the date of cessation of Service and that the period of exercisability can be increased up to the expiration date of the option term.

     c. Any option granted to an Optionee under this Regular Option Grant Program and outstanding in whole or in part on the date of the Optionee's death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution in the case of the Optionee's death, and any option granted to an Optionee under this Regular Option Grant Program which is outstanding in whole or in part on the date of the Optionee's cessation of Service due to permanent disability may be exercised by the Optionee's spouse or designee. Any such exercise must be in accordance with subparagraph b.

     d. The Committee shall have complete discretion, exercisable either at the time the option is granted or at the time the Optionee ceases Service, to establish as a provision applicable to the exercise of one or more options granted under this Regular Option Grant Program that during the limited period of exercisability following cessation of Service due to retirement, "plant closing" or "mass layoff" (as such terms are defined at 29 U.S.C. Section 2101) that is subject to the notice requirements of 29 U.S.C. Section 2102, the option will continue to vest according to the vesting schedule that would have applied had the optionee continued in Service.

  4. Repurchase Rights.

     a. The shares of Common Stock acquired upon the exercise of one or more options granted under this Regular Option Grant Program may be subject to repurchase by the Company, at the exercise price paid per share, upon the Optionee's cessation of Service prior to vesting in such shares.

     b. Any such repurchase right shall be exercisable by the Company upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Committee may specify in the instrument evidencing such right, which instrument shall include appropriate terms with respect to the legending of stock certificates and the placing of unvested shares into escrow.

     c. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares purchased under this Regular Option Grant Program shall immediately vest in full, upon the occurrence of any Corporate Transaction or Change in Control; provided, however, that no such termination of repurchase rights or immediate vesting of the purchased shares shall occur if (and to the extent that): (i) the Company's

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outstanding repurchase rights are to be assigned to the successor corporation
(or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Committee either at the time the option is granted or at the time the option shares are purchased.

  5. Stockholder Rights.

     An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

II. STOCK APPRECIATION RIGHTS

     A. The Committee shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights to one or more Employees or Consultants eligible for option grants under this Regular Option Grant Program. Each such right shall entitle the holder to a distribution based on the appreciation in the value per share of a designated amount of Common Stock.

     B. Three types of stock appreciation rights shall be authorized for issuance under the Plan:

          1. Tandem Stock Appreciation Rights. These rights require the holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution equal to the excess of (I) the Closing Selling Price (on the date of option surrender) of the vested shares of Common Stock purchasable under the surrendered option over (II) the aggregate option price payable for such shares.

          2. Concurrent Stock Appreciation Rights. Concurrent rights may apply to all or any portion of the shares of Common Stock subject to the underlying option and will be exercised automatically at the same time the option is exercised for those shares. The appreciation distribution to which the holder of such concurrent right shall be entitled upon exercise of the underlying option shall be in an amount equal to the excess of (I) the aggregate Closing Selling Price (at date of exercise) of the vested shares purchased under the underlying option with such concurrent rights over (II) the aggregate option price paid for those shares.

          3. Limited Stock Appreciation Rights. These rights will entitle the holder to surrender outstanding options in connection with certain Changes in Control (as defined below) for an appreciation distribution equal in amount to the excess of (I) the Change in Control Price (as defined below) of the number of shares in which the Optionee is at the time vested under the surrendered option over (II) the aggregate option price payable for such vested shares.

     C. The terms and conditions applicable to each Tandem Stock Appreciation Right ("Tandem Right"), Concurrent Stock Appreciation Right ("Concurrent Right") and Limited Stock Appreciation Right ("Limited Right") shall be as follows:

  1. Tandem Rights.

     a. Tandem Rights may be tied to either Incentive Options or non-statutory options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular stock option grant to which it pertains.

     b. The Appreciation Distribution payable on the exercised Tandem Right shall be in an amount equal to the excess of (I) the Closing Selling Price (on the date of the option surrender) of the number of shares of Common Stock in which the Optionee is vested under the surrendered option over (II) the aggregate option price payable for such vested shares.

     c. The Appreciation Distribution may, in the Committee's discretion, be made in cash, in shares of Common Stock or in a combination of cash and Common Stock. Any shares of Common Stock so distributed

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shall be valued at the Closing Selling Price on the date the option is surrendered, and the shares of Common Stock subject to the surrendered option shall not be available for subsequent issuance under this Plan.

  2. Concurrent Rights.

     a. Concurrent Rights may be tied to any or all of the shares of Common Stock subject to any Incentive Option or non-statutory option grant made under this Regular Option Grant Program. The Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular stock option grant to which it pertains.

     b. The Concurrent Right shall be automatically exercised at the same time the underlying option is exercised for the particular shares of Common Stock to which the Concurrent Right pertains.

     c. The Appreciation Distribution payable on the exercised Concurrent Right shall be equal to the excess of (I) the aggregate Closing Selling Price (on the Exercise Date) of the vested shares of Common Stock purchased under the underlying option which have Concurrent Rights appurtenant to them over (II) the aggregate option price paid for such shares.

     d. The Appreciation Distribution may, in the Committee's discretion, be paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. Any shares of Common Stock so distributed shall be valued at the Closing Selling Price on the date the Concurrent Right is exercised and shall reduce on a one-for-one basis the number of shares of Common Stock thereafter issuable under this Plan.

  3. Terms Applicable to Both Tandem Rights and Concurrent Rights.

     a. To exercise any outstanding Tandem or Concurrent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

     b. If a Tandem or Concurrent Right is granted to an individual who is at the time a Section 16(b) Insider, then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by SEC Rule 16b-3 (or any successor rule or regulation).

     c. No limitation shall exist on the aggregate amount of cash payments the Company may make under this Article Two Program in connection with the exercise of Tandem or Concurrent Rights.

  4. Limited Rights.

     a. Each Section 16(b) Insider shall have the Limited Right, exercisable in the event there should occur a Change in Control (as such term is defined below), to surrender any or all of the options (whether incentive stock options or non-statutory options) held by such individual under this Article Two Program, to the extent such options (I) have been outstanding for at least six
(6) months and (II) are at the time exercisable for vested shares.

     b. In exchange for each option surrendered in accordance with subparagraph
a. above, the Section 16(b) Insider shall receive an Appreciation Distribution in an amount equal to the excess of (I) the Change in Control Price (determined as of the date of surrender) of the number of shares in which the Section 16(b) Insider is at the time vested under the surrendered option over (II) the aggregate option price payable for such vested shares. For purposes of such Appreciation Distribution, the Change in Control Price per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the Closing Selling Price per share on the date of surrender or (b) the highest reported price per share paid in effecting the Change in Control. However, if the option is an Incentive Option, then the Change in Control Price of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (a) above.

     c. The Appreciation Distribution shall be made entirely in cash, and the shares of Common Stock subject to each surrendered option shall not be available for subsequent issuance under this Plan.

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III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any of the following transactions (a "Corporate Transaction"):

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a Subsidiary of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock held by persons who are not "Subject Persons" as defined in Article Eleventh of the Company's Certificate of Incorporation (as in effect on the effective date of the Merger) including persons included in such definition by subparagraph (b) thereof is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each option outstanding under this Regular Option Grant Program shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Regular Option Grant Program shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

     B. Upon the consummation of the Corporate Transaction, all outstanding options under this Regular Option Grant Program shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

     C. In the event of any of the following transactions (a "Change in Control"):

          (i) the acquisition by a person or group of related persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

          (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (I) have been members of the Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board; then the exercisability of each option outstanding under this Regular Option Grant Program shall be automatically accelerated so that each such option shall become exercisable, immediately prior to such Change in Control, for the full number of shares purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Regular Option Grant Program shall not be so accelerated if and to the extent one or more limitations imposed by the Committee at the time of grant preclude such acceleration upon a Change in Control.

     D. The grant of options under this Regular Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. INCENTIVE OPTIONS

     A. The terms and conditions specified below shall be applicable to all Incentive Options granted under this Regular Option Grant Program. Options which are specifically designated as "nonstatutory" options when issued under this Regular Option Grant Program shall not be subject to such terms and conditions.

  1. Option Price.

     The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Closing Selling Price per share of Common Stock on the grant date.

  2. 10% Stockholder.

     If any individual to whom an Incentive Option is to be granted pursuant to the provisions of this Regular Option Grant Program is on the grant date the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then (i) the option price per share shall not be less than one hundred and ten percent (110%) of the Closing Selling Price per share of Common Stock on the grant date and (ii) the maximum term of the option shall not exceed five (5) years from the grant date.

  3. Dollar Limitation.

     The aggregate fair market value (determined on the basis of the Closing Selling Price in effect on the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

  4. Term and Exercise of Options.

     a. No Incentive Option shall have a term in excess of ten (10) years from the grant date.

     b. An Incentive Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

  5. Termination of Service.

     An Incentive Option must be exercised within the three (3)-month period commencing with the date of cessation of Employee status for any reason other than death, except that in the event the Optionee's cessation of Employee status is due to permanent disability, such period shall be one (1) year from the date of such cessation of Employee status. Incentive Options not exercised within the applicable period shall be treated as non-statutory options.

     B. Except as modified by the preceding provisions of this Incentive Options section, all the provisions of this Regular Option Grant Program shall be applicable to the Incentive Options granted hereunder.

V. CANCELLATION AND RE-GRANT OF OPTIONS

     The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under this Regular Option Grant Program (other than the special grant to be made pursuant to Section VII of this Article Two) and to grant in substitution therefor new options under this Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than fifty percent (50%) of the Closing Selling Price (one hundred percent (100%) of the Closing Selling Price in the case of an Incentive Option or, in the case of a 10% Stockholder, not less than one hundred and ten percent (110%) of the Closing Selling Price) per share of Common Stock on the new grant date.

VI. LOANS OR GUARANTEE OF LOANS

     The Committee may assist any Employee (including any officer or director) in the exercise of one or more options under this Regular Option Grant Program (other than the special grant to be made pursuant to Section VII of this Article
Two) by (a) authorizing the extension of a loan to such Employee from the Company, (b) permitting the Employee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Employee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate exercise price (less the par value) of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the Employee in connection with the exercise of the option.

VII. SPECIAL OPTION GRANT

     [RESERVED]

                                 ARTICLE THREE

                            AUTOMATIC GRANT PROGRAM

I. AUTOMATIC GRANTS

     On July 18, 1990, each individual who is a non-Employee member of the Board on such date shall automatically be granted a nonstatutory option under this Article Three to purchase 15,000 shares of Common Stock. On April 30, 1992, each individual who is a non-Employee member of the Board on such date shall automatically be granted a non-statutory option under this Article Three to purchase 15,000 shares of Common Stock. Each non-Employee who is first elected a member of the Board after such date shall automatically be granted, on the date of such individual's election to the Board, a non-statutory option under this Article Three to purchase 15,000 shares of Common Stock. Each Employee director who is first elected a member of the Board and who subsequently becomes a non-Employee director after January 1, 1992 shall automatically be granted, on the date of such individual's change from Employee to non-Employee, a non-statutory option under this Article Three to purchase 15,000 shares of Common Stock.

II. TERMS AND CONDITIONS OF GRANT

     Each option granted in accordance with the provisions of this Article Three shall be evidenced by an instrument in such form as the Committee approves from time to time for grants made under Article Two; provided, however, that each such automatic grant shall be subject to the following terms and conditions:

  A. Exercise Price.

     The exercise price per share shall be one hundred percent (100%) of the Closing Selling Price per share of Common Stock on the grant date; provided, however, that options granted under this Article Three in 1990 shall have an exercise price per share equal to the Closing Selling Price on the date thirty (30) days after (i) the effective date of the Merger (defined in Article Six) or (ii) the termination date of the Merger Agreement (defined in Article Six), as applicable.

  B. Term and Vesting of Options.

     1. Except as otherwise specified below, each option shall vest in increments of 5,000 shares on the first, second and third anniversaries of the grant date and shall thereafter remain exercisable until the expiration or earlier termination of the option term.

     2. Each granted option shall have a term of ten (10) years measured from the grant date.

  C. Exercise of Option.

     Upon exercise of the option, the option exercise price for the purchased shares shall become immediately due and payable in full in one of the alternative forms specified below:

          (i) cash or check payable to the Company's order;

          (ii) shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the Closing Selling Price on the date of exercise; or

          (iii) any combination of the foregoing so long as the total payment equals the aggregate exercise price for the purchased shares.

  D. Non-Transferability.

     During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

  E. Effect of Termination of Board Membership.

     1. Should an optionee cease to be a member of the Board for any reason (other than death) prior to the expiration date of one or more automatic grants held by the optionee under this Article Three, then each such grant shall remain exercisable, for any shares of Common Stock for which the option is exercisable at the time of such cessation of Board membership, for a period not to exceed the earlier of (i) the expiration of the three (3)-month period following the date of such cessation of Board membership or (ii) the specified expiration date of the option term.

     2. Should the optionee's membership on the Board cease by reason of death, then each outstanding grant held by the optionee under this Article Three may be subsequently exercised, for any shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur prior to the earlier of (i) the expiration of the twelve (12)-month period following the date of the optionee's death or (ii) the specified expiration date of the option term.

  F. Stockholder Rights.

     An option holder shall have none of the rights of a stockholder with respect to any shares covered by an option granted under this Article Three until such individual shall have exercised the option, paid the option exercise price in full and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

III. CORPORATE TRANSACTION

     A. In the event of one or more of the following transactions (a "Corporate Transaction"):

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a Subsidiary of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock held by persons who are not "Subject Persons" as defined in Article Eleventh of the Company's Certificate of Incorporation (as in effect on the effective date of the Merger) including persons included in such definition by subparagraph (b) thereof is transferred to holders different from those who held the stock immediately prior to such merger; then each option grant under this Article Three outstanding at the time and not otherwise at the time fully exercisable shall automatically accelerate and become exercisable for any or all of the shares subject to the option immediately prior to the specified effective date for the Corporate Transaction. Upon the consummation of such Corporate Transaction, all outstanding options granted under this Article Three shall, to the extent not previously exercised by the optionee or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

     B. The Automatic Grant Program in effect under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CHANGE IN CONTROL

     A. In the event of one or more of the following transactions (a "Change in Control"):

          (i) the acquisition by a person or group of related persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

          (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (I) have been members of the Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board; then all outstanding options granted under this Article Three and not otherwise at the time fully exercisable shall automatically accelerate upon the Change in Control and thereby become exercisable for any or all option shares. In addition, each option grant under this Article Three which has been outstanding for at least six (6) months may be surrendered, on the tenth (10th) business day following the Change in Control, in exchange for a cash payment from the Company in an amount equal to the excess of (i) the Fair Market Value (on the date of such surrender) of the shares of Common Stock subject to the surrendered option over (ii) the aggregate option price payable for such shares.

     B. For purposes of subparagraph A above, the Fair Market Value per share of Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the Closing Selling Price per share on the date of such surrender, as determined in accordance with the normal valuation provisions of the Plan, or if applicable, (b) the highest reported price per share paid in acquiring ownership of the fifty percent (50%) or greater interest in the Company's outstanding voting securities.

                                  ARTICLE FOUR

                            STOCK INCENTIVE PROGRAM

I. TERMS AND CONDITIONS OF STOCK ISSUANCES

     A. Shares may be issued under this Stock Incentive Program as a reward for past services rendered the Company or one or more of its parent or subsidiary corporations or as an incentive for future service with such entities. Any unvested shares so issued shall be evidenced by a Restricted Stock Issuance Agreement ("Issuance Agreement") which complies with the terms and conditions of this Stock Incentive Program and shall include appropriate terms with respect to legending of certificates and escrow of unvested shares.

  1. Vesting Schedule.

     a. The Recipient's interest in the issued shares of Common Stock may, in the absolute discretion of the Committee, be fully and immediately vested upon issuance or may vest in one or more installments.

     b. The elements of the vesting schedule applicable to any unvested shares issued under this Stock Incentive Program, namely the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, disability or other event designated by the Committee is to have upon the vesting schedule, shall be determined by the Committee and set forth in the Issuance Agreement executed by the Company and the Recipient at the time of the incentive grant.

     c. Except as may otherwise be provided in the Issuance Agreement, the Recipient may not transfer unvested shares of Common Stock. The Recipient, however, shall have all the rights of a stockholder with respect to such unvested shares, including without limitation the right to vote such shares and to receive all dividends paid on such shares.

  2. Cancellation of Shares.

     a. In the event the Recipient should, while his/her interest in the issued Common Stock remains unvested, cease to continue in Service for any reason whatsoever, then the Company shall have the right to cancel all such unvested shares, and the Recipient shall thereafter have no further stockholder rights with respect to such shares.

     b. The Committee may in its discretion waive such cancellation of unvested shares in whole or in part and thereby effect the immediate vesting of the Recipient's interest in the shares of Common Stock (or other assets) as to which the waiver applies.

  3. Corporate Transaction/Change in Control.

     All unvested shares under the Stock Incentive Program shall immediately vest in full immediately prior to the occurrence of any Corporate Transaction or Change in Control, except to the extent:

          (i) the Company's outstanding cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction, or

          (ii) one or more limitations imposed by the Committee at the time of stock issuance preclude such accelerated vesting.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

I. TAX WITHHOLDING

     A. The Company's obligation to deliver shares upon the exercise or surrender of stock options or stock appreciation rights granted under Article Two or Article Three or upon the issuance or vesting of shares under Article Four shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all Optionees or Recipients with the election to have the Company withhold, from the shares of Common Stock purchased or issued under the Plan, one or more of such shares with an aggregate Closing Selling Price equal to the designated percentage (up to 100% specified by the Optionee or Recipient) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more Optionees or Recipients may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Closing Selling Price on the applicable determination date for such Taxes.

II. AMENDMENT OF THE PLAN

     A. The Board shall have the complete and exclusive authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to any stock options, stock appreciation rights or unvested Common Stock at the time outstanding under the Plan. In addition, with a view to making available the benefits provided by
Section 422A of the Code and/or SEC Rule 16b-3 as in effect from time to time under the 1934 Act, the Board shall, at the time of each such amendment, determine whether or not to submit such amendment of the Plan to the Company's stockholders for approval.

     B. No material amendments shall be made to the provisions of the Article Three Program without the approval of the Company's stockholders.

     C. The provisions of the Article Three Program shall not be amended more than once every six months, as required by SEC Rule 16b-3.

III. EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan shall become effective when adopted by the Board, but no stock option or stock appreciation right granted under the Plan shall become exercisable, and no shares shall be issued, unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all stock options and stock appreciation rights previously granted under the Plan shall terminate and no further stock options or stock appreciation rights shall be granted. Subject to such limitation, the Committee may grant stock options and stock appreciation rights under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

     B. The Plan shall in all events terminate on the date determined by the Board. Upon such termination, any stock options, stock appreciation rights and unvested shares at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

     C. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's stockholders, if such stockholder approval is deemed necessary by the Board, and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval, and provided further that at any time that the Amended and Restated Governance Agreement dated as of October 25, 1995 between the Company and Roche Holdings, Inc. (the "Amended Governance Agreement") remains in effect, any action by the Board pursuant to the foregoing shall require the approval of a majority of the Independent Directors (as such term is defined in Article Eleventh of the Certificate of Incorporation of the Company).

IV. MISCELLANEOUS PROVISIONS

     A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for general corporate purposes.

     B. The implementation of the Plan, the granting of any stock option or stock appreciation right hereunder, and the issuance of Common Stock under the Regular Option Grant, the Automatic Option Grant or Stock Incentive Programs shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Common Stock issued pursuant to it.

     C. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any of its parent or subsidiary corporations for any period of specific duration, and the Company (or any parent or subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     D. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for proper corporate purposes otherwise than under this Plan to any Employee or other person, firm or company or association or (b) to grant options to, or assume the option of, any person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any person, firm, company or association.

                                  ARTICLE SIX

                           SPECIAL MERGER PROVISIONS

I. PRIORITY

     The provisions of this Article Six shall govern any and all options under this Plan which have been granted prior to, or are granted following, the effective date of the merger of the Company with and into HLR (U.S.) II, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger ("Merger Agreement") dated May 23, 1995 among the Company, Roche Holdings, Inc., and HLR (U.S.) II, Inc. To the extent there is a conflict between any of the provisions of this Article Six and any other provision of the Plan, the specific provisions of this Article Six shall be controlling and shall govern the disposition of all such options outstanding at the time of the Merger.

II. OPTION ADJUSTMENTS

     A. None of the options granted under this Plan prior to the effective date of the Merger shall be accelerated in whole or in part in connection with the Merger.

     B. None of the options granted under this Plan prior to the effective date of the Merger shall be cashed out, or otherwise entitle the option holders to any cash payments, in connection with the consummation of the Merger.

     C. Each option granted under this Plan prior to the effective date of the Merger shall remain in effect after the Merger upon the same terms and conditions (including, without limitation, the exercise price per share and the number of shares) in effect for such option immediately prior to the Merger, except that the shares purchasable under each such continuing option shall be shares of Special Common Stock. Each such continuing option will become exercisable, and the shares purchasable thereunder shall vest, in accordance with the same installment dates such option would have become exercisable, and such shares would have vested, under the vesting schedule specified for that option at the time of grant.

III. PLAN ADJUSTMENTS

     A. After the effective date of the Merger, all references in the Plan to Common Stock shall automatically become references to Special Common Stock.

     B. If the Special Common Stock shall be redeemed at any time as provided in Section (c)(ii) of Article Third of the Certificate of Incorporation of the Company, then all outstanding options and stock appreciation rights granted hereunder shall automatically accelerate and become fully exercisable and vested immediately prior to the date fixed for redemption, and upon such redemption the holder of such option or stock appreciation right shall promptly be paid for each such option or right an amount equal to the product of (i) the excess of the redemption price per share fixed in Section (c)(ii) of Article Third (without reduction for the payment of any cash dividends as provided in the fourth sentence of Section (c)(ii)(C) of Article Third) over the exercise price per share, times (ii) the number of shares covered by such option or right. Upon such redemption, any of the redemption price to be paid pursuant to Section
(c)(ii) of Article Third of the Certificate of Incorporation of the Company received by a holder of shares issued under the Stock Incentive Program in respect of unvested shares shall be placed in escrow and released to such holder in accordance with the vesting schedule that would have applied to such shares had such redemption not taken place.

     C. Neither the consummation of the Merger nor the exercise by Roche Holdings, Inc. or its affiliates of its right to designate nominees to the Board of Directors pursuant to Sections 3.01 and 3.02 of the Amended Governance Agreement, nor any change in the composition of the Board of Directors resulting therefrom, shall constitute a Change in Control.

     D. Upon the conversion of the Special Common Stock into Common Stock, all references in the Plan to Special Common Stock (as provided in Article Five,
III. A.) shall automatically become references to Common Stock. Each option granted under this Plan prior to such conversion shall remain in effect after such conversion upon the same terms and conditions (including, without limitation, the exercise price per share and the number of shares) in effect for such option immediately prior to such conversion, except that the shares purchasable under each such continuing option shall be shares of Common Stock. Each such continuing option will become exercisable, and the shares purchasable thereunder shall vest, in accordance with the same installment dates such option would have become exercisable, and such shares would have vested, under the vesting schedule specified for that option at the time of grant.